Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 Under Construction & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended December 31, 2024

Victor Coleman, Chairman and CEO, stated, "In 2024, we ended the year with office leasing nearly 20% higher compared to the prior year, comprised of more than 2.0 million square feet of activity. Importantly, our leasing pipeline is currently more than 2.0 million square feet, including nearly 800,000 square feet of later stage deals. Paired with robust touring, this momentum gives us confidence that we should see ongoing progress in our efforts to raise occupancy as we move through the year. AI related leasing as well as broader in-office mandates from major employers continue to drive companies to evaluate the need for additional space in well-located, high-quality properties. As for our studios, following a slower than anticipated start to production this year due to the wildfires in Los Angeles, we are beginning to see high-caliber shows returning and looking to ramp up production later in the year. There is also strong and growing sentiment coalescing around the California governor's film and television tax credit program that would go into effect in the second half of 2025 and could stimulate additional demand."

"Beyond our strong focus on driving office and studio leasing, our strategic priorities in 2025 are to continue to execute on asset sales, look for additional cost savings and further strengthen our balance sheet. We are committed to achieving our targets, which will optimally position Hudson Pacific for reinvigorated future earnings growth."

Unaudited, in thousands, except share data	Three Months Ended 12/31/24	Three Months Ended 12/31/23
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	78.3 %	80.8 %
In-service % leased	78.9 %	81.9 %
Leases executed (square feet)	441,924	431,980
% change in GAAP rent	(6.0)%	(2.1)%
% change in cash rent	(9.9)%	(9.8)%
Weighted average lease term (in months)	46.7	41.0
Net effective rent per square foot	$ 45.75	$ 43.54
Studio		
In-service stage % leased	76.8 %	84.7 %
In-service total % leased	73.8 %	80.4 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 209,666	$ 223,423
Net loss attributable to common stockholders	$ (166,996)	$ (97,993)
Net loss per diluted share	$ (1.18)	$ (0.70)
FFO (excluding specified items) per common stock/unit—diluted(1)	$ 0.11	$ 0.14
FFO per common stock/unit—diluted(1)	$ (0.64)	$ 0.09
AFFO per common stock/unit—diluted(1)	$ 0.02	$ 0.15
GAAP same-store NOI growth(2)	(3.1)%	(14.3)%
Cash same-store NOI growth(2)	(11.4)%	(8.9)%
Weighted average common stock/units outstanding—diluted	145,730	144,616
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value(2)	38.7 %	36.5 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios(2)	11.1x	8.9x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.6	3.7
Unsecured revolving credit facility undrawn capacity(3)	$ 455,000	$ 708,000
Unrestricted cash and cash equivalents	$ 63,256	$ 100,391

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 10 for a reconciliation of net loss to FFO and AFFO.

(2) See pages 30-32 for non-GAAP reconciliations.

(3) Reflects the first quarter 2025 unsecured revolving credit facility amendment effective beginning in fourth quarter 2024, following which lender commitments are $775 million compared to the prior amendment amount of $900 million.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended December 31, 2024 Note: Definitions for commonly used terms on pages 27-29. Financial Results Compared to Fourth Quarter 2023 • Total revenue of $209.7 million compared to $223.4 million, largely due to the sale of One Westside and a single tenant move out at Maxwell, partially offset by improved studio service and other revenue from Quixote and Sunset Las Palmas • Net loss attributable to common stockholders of $167.0 million, or $1.18 per diluted share, compared to net loss of $98.0 million, or $0.70 per diluted share, primarily due to the aforementioned items affecting revenue, a non-cash, non-real-estate impairment associated with Quixote, a prior-year gain from the sale of One Westside, partially offset by a prior-year loss on the sale of bonds and improved interest expense • FFO, excluding specified items, of $15.5 million, or $0.11 per diluted share, compared to $19.6 million, or $0.14 per diluted share, due to the items affecting revenue, offset by improved interest expense. Specified items include a goodwill impairment and write-off of assets related to Quixote of $109.9 million or $0.75 per diluted share; a non-cash deferred tax asset adjustment of $2.1 million, or $0.01 per diluted share; and a one- time income tax expense at Bentall Centre stemming from a legislation change of $0.8 million, or $0.01 per diluted share; compared to specified items consisting of a non-cash deferred tax asset adjustment of $6.6 million, or $0.05 per diluted share, and transaction-related expense of $0.2 million, or $0.00 per diluted share • FFO of $(93.0) million, or $(0.64) per diluted share, compared to $12.8 million, or $0.09 per diluted share • AFFO of $3.6 million, or $0.02 per diluted share, compared to $21.5 million, or $0.15 per diluted share, primarily resulting from the items affecting FFO along with increased recurring capital expenditures • Same-store cash NOI of $94.2 million compared to $106.3 million, primarily due to lower office portfolio occupancy Leasing • Executed 76 new and renewal leases totaling 441,924 square feet, including a new direct lease with Salesforce's sub-tenant at Rincon Center for 83,000 square feet for an approximately 3-year term • GAAP and cash rents decreased 6.0% and 9.9% from prior levels, but would have decreased 2.8% and 4.3%, respectively, but for the aforementioned lease at Rincon Center • In-service office portfolio ended the quarter at 78.3% occupied and 78.9% leased, compared to 79.1% occupied and 80.0% leased in the prior quarter, with the change primarily resulting from a single tenant move out at Met Park North, but for which the occupied and leased percentages would have been 79.3% and 79.9%, respectively • On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, and the stages were 76.8% leased, compared to 73.8% and 75.9%, respectively, in the prior quarter, with the increase in stage leased percentage attributable to additional occupancy at Sunset Las Palmas Transactions • Sold 3176 Porter, a 47,000-square-foot office property in Palo Alto, California, for $24.8 million before prorations and closing costs • Subsequent to the quarter, sold Maxwell, a 103,000-square-foot office property in Los Angeles, California, for $46.0 million before prorations and closing costs • Net proceeds from both transactions used to repay amounts on the Company's unsecured revolving credit facility Balance Sheet as of December 31, 2024 • Subsequent to the quarter, amended the Company's unsecured revolving credit facility to favorably adjust certain definitions and covenant calculations beginning with the period ending December 31, 2024, in light of which lender commitments are $775 million compared to the prior amendment amount of $900 million. The facility matures in December 2026 (including extension options)

Page 5 of 32 Executive Summary (continued) Three Months Ended December 31, 2024 Note: Definitions for commonly used terms on pages 27-29. • Adjusted for the aforementioned amendment, the Company had $518.3 million of total liquidity comprised of $63.3 million of unrestricted cash and cash equivalents and $455.0 million of undrawn capacity under the unsecured revolving credit facility • The Company also had $153.4 million and $1.0 million, or $39.2 million and $0.5 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Pier 94 and Sunset Glenoaks, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 38.7% with 90.7% of debt fixed or capped, with no maturities until November 2025 Dividend • The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Stefanie Bourne Executive Vice President, Studios Laura Campbell Executive Vice President, Investor Relations and Marketing Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Anne Mehrtens Executive Vice President, Studio Real Estate and Southern California Office Operations Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wedbush Securities
Richard Anderson
(212) 931-7001

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 12/31/24 12/31/23 (Unaudited) ASSETS Investment in real estate, net $ 6,442,178 $ 6,484,459 Non-real estate property, plant and equipment, net 127,067 118,783 Cash and cash equivalents 63,256 100,391 Restricted cash 35,921 18,765 Accounts receivable, net 14,505 24,609 Straight-line rent receivables, net 199,748 220,787 Deferred leasing costs and intangible assets, net 327,514 326,950 Operating lease right-of-use assets 370,826 376,306 Prepaid expenses and other assets, net 90,114 94,145 Investment in unconsolidated real estate entities 221,468 252,711 Goodwill 156,529 264,144 Assets associated with real estate held for sale 83,113 — TOTAL ASSETS $ 8,132,239 $ 8,282,050 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,176,844 $ 3,945,314 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 193,861 203,736 Operating lease liabilities 380,004 389,210 Intangible liabilities, net 21,838 27,751 Security deposits, prepaid rent and other 84,708 88,734 Liabilities associated with real estate held for sale 31,117 — Total liabilities 4,954,508 4,720,881 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 49,279 57,182 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized, 17,000,000 shares outstanding at 12/31/24 and 12/31/23 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,279,102 and 141,034,806 shares outstanding at 12/31/24 and 12/31/23, respectively 1,403 1,403 Additional paid-in capital 2,437,484 2,651,798 Accumulated other comprehensive loss (8,417) (187) Total HPP stockholders’ equity 2,855,470 3,078,014 Non-controlling interest—members in consolidated real estate entities 169,452 335,439 Non-controlling interest—units in the operating partnership 93,715 80,719 Total equity 3,118,637 3,494,172 TOTAL LIABILITIES AND EQUITY $ 8,132,239 $ 8,282,050

Consolidated Statements of Operations

In thousands, except per share data

	Three Months Ended		Year Ended	
	12/31/24 (Unaudited)	12/31/23 (Unaudited)	12/31/24 (Unaudited)	12/31/23
REVENUES				
Office				
Rental revenues	$ 170,689	$ 191,319	$ 677,620	$ 797,095
Service and other revenues	3,531	3,545	14,656	15,280
Total office revenues	174,220	194,864	692,276	812,375
Studio				
Rental revenues	12,136	13,167	53,897	59,276
Service and other revenues	23,310	15,392	95,909	80,646
Total studio revenues	35,446	28,559	149,806	139,922
Total revenues	**209,666**	**223,423**	**842,082**	**952,297**
OPERATING EXPENSES				
Office operating expenses	77,896	80,676	305,649	312,018
Studio operating expenses	38,030	34,869	148,430	138,447
General and administrative	19,492	19,781	79,451	74,958
Depreciation and amortization	89,101	103,192	354,425	397,846
Total operating expenses	**224,519**	**238,518**	**887,955**	**923,269**
OTHER INCOME (EXPENSES)				
Loss from unconsolidated real estate entities	(865)	(1,683)	(7,308)	(3,902)
Fee income	1,336	1,155	5,269	6,181
Interest expense	(44,140)	(52,379)	(177,393)	(214,415)
Interest income	492	775	2,467	2,182
Management services reimbursement income—unconsolidated real estate entities	932	987	4,119	4,125
Management services expense—unconsolidated real estate entities	(932)	(987)	(4,119)	(4,125)
Transaction-related expenses	(193)	(194)	(2,499)	1,150
Unrealized loss on non-real estate investments	(934)	(851)	(3,958)	(3,120)
(Loss) gain on sale of real estate	(2,453)	80,048	(2,453)	103,202
Impairment loss	(113,121)	(60,158)	(149,664)	(60,158)
Gain on extinguishment of debt	—	—	—	10,000
Other income (expense)	198	(145)	1,647	(6)
Loss on sale of bonds	—	(34,046)	—	(34,046)
Total other expenses	**(159,680)**	**(67,478)**	**(333,892)**	**(192,932)**
Loss before income tax benefit (provision)	**(174,533)**	**(82,573)**	**(379,765)**	**(163,904)**
Income tax benefit (provision)	1,052	(6,081)	(1,641)	(6,796)
Net loss	**(173,481)**	**(88,654)**	**(381,406)**	**(170,700)**
Net income attributable to Series A preferred units	(153)	(153)	(612)	(612)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(20,188)	(20,188)
Net income attributable to participating securities	—	—	(409)	(850)
Net loss attributable to non-controlling interest in consolidated real estate entities	6,359	8,957	25,056	9,331
Net loss (income) attributable to redeemable non-controlling interest in consolidated real estate entities	973	(14,854)	4,059	(12,520)
Net loss attributable to common units in the operating partnership	4,353	1,758	9,357	3,358
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (166,996)**	**$ (97,993)**	**$ (364,143)**	**$ (192,181)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	(1.18)	$ (0.70)	(2.58)	(1.36)
Net loss attributable to common stockholders—diluted	(1.18)	$ (0.70)	(2.58)	(1.36)
Weighted average shares of common stock outstanding—basic	141,234	140,941	141,193	140,953
Weighted average shares of common stock outstanding—diluted	141,234	140,941	141,193	140,953

Page 9 of 32

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/24	12/31/23	12/31/24	12/31/23
Net loss	$ (173,481)	$ (88,654)	$ (381,406)	$ (170,700)
Adjustments:				
Depreciation and amortization—consolidated	89,101	103,192	354,425	397,846
Depreciation and amortization—non-real estate assets	(10,493)	(7,865)	(34,716)	(33,389)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,242	1,156	5,630	4,779
Loss (gain) on sale of real estate	2,453	(80,048)	2,453	(103,202)
Loss on sale of bonds	—	34,046	—	34,046
Impairment loss—real estate assets	5,506	60,158	42,049	60,158
Unrealized loss on non-real estate investments	934	851	3,958	3,120
FFO attributable to non-controlling interests	(3,082)	(4,857)	(12,789)	(42,335)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(20,800)	(20,800)
FFO to common stock/unit holders	**(93,020)**	**12,779**	**(41,196)**	**129,523**
Specified items impacting FFO:				
Transaction-related expenses	—	194	2,306	(1,150)
Non-cash deferred tax asset adjustment—HPP's share	(2,121)	6,626	(951)	10,142
One-time impact of tax legislation change	788	—	—	—
Prior period net property tax adjustment—HPP's share	—	—	—	(1,469)
Goodwill impairment	107,615	—	107,615	—
Write-off of transportation assets	2,236	—	2,236	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	—	3,529	—
One-time straight-line rent reserve—HPP's share	—	—	3,871	—
One-time gain on debt extinguishment	—	—	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	—	—	2,751
FFO (excluding specified items) to common stock/unit holders	**$ 15,498**	**$ 19,599**	**$ 77,410**	**$ 129,797**
Weighted average common stock/units outstanding—diluted	145,730	144,616	145,603	144,552
FFO per common stock/unit—diluted	$ (0.64)	$ 0.09	$ (0.28)	$ 0.90
FFO (excluding specified items) per common stock/unit—diluted	$ 0.11	$ 0.14	$ 0.53	$ 0.90

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Year Ended	
	12/31/24	12/31/23	12/31/24	12/31/23
FFO (excluding specified items)	$ 15,498	$ 19,599	$ 77,410	$ 129,797
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	339	6,306	4,515	(3,020)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	2,722	1,939	7,721	7,495
Non-real estate depreciation and amortization	8,257	7,865	32,480	33,389
Non-cash interest expense	1,679	1,572	6,888	14,394
Non-cash compensation expense	6,540	6,707	25,887	23,611
Recurring capital expenditures, tenant improvements and lease commissions	(31,447)	(22,514)	(87,797)	(89,997)
AFFO	**$ 3,588**	**$ 21,474**	**$ 67,104**	**$ 115,669**
Dividends paid to common stock/unit holders	$ —	$ —	$ 15,377	$ 54,960
AFFO payout ratio	— %	— %	22.9 %	47.5 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Hudson Pacific Properties

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS

	Three Months Ended			Year Ended		
	12/31/24	12/31/23	% Change	12/31/24	12/31/23	% Change
Same-store office statistics						
Number of properties	39	39		38	38	
Square feet	11,288,808	11,288,808		11,257,195	11,257,195	
Average % occupied	76.3 %	79.1 %		76.9 %	82.9 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,211,168	1,211,168		1,211,168	1,211,168	
Average % leased	73.8 %	80.4 %		73.8 %	80.4 %	
Same-store NOI(1)						
Office revenues	$ 156,895	$ 159,044	(1.4)%	$ 622,312	$ 675,310	(7.8)%
Office expenses	68,755	69,033	(0.4)	269,366	265,606	1.4
Same-store office NOI	88,140	90,011	(2.1)	352,946	409,704	(13.9)
Studio revenues	15,792	16,094	(1.9)	70,173	70,403	(0.3)
Studio expenses	11,452	10,627	7.8	45,437	41,160	10.4
Same-store studio NOI	4,340	5,467	(20.6)	24,736	29,243	(15.4)
Total same-store NOI	**$ 92,480**	**$ 95,478**	**(3.1)%**	**$ 377,682**	**$ 438,947**	**(14.0)%**

SAME-STORE ANALYSIS (CASH BASIS)

	Three Months Ended			Year Ended		
	12/31/24	12/31/23	% Change	12/31/24	12/31/23	% Change
Same-store NOI (cash basis)						
Office cash revenues	$ 157,370	$ 168,873	(6.8)%	$ 635,775	$ 686,529	(7.4)%
Office cash expenses	67,734	67,983	(0.4)	265,260	261,345	1.5
Same-store office NOI (cash basis)	89,636	100,890	(11.2)	370,515	425,184	(12.9)
Studio cash revenues	16,023	15,932	0.6	70,314	69,042	1.8
Studio cash expenses	11,422	10,514	8.6	45,274	40,708	11.2
Same-store studio NOI (cash basis)	4,601	5,418	(15.1)	25,040	28,334	(11.6)
Total same-store NOI (cash basis)	**$ 94,237**	**$ 106,308**	**(11.4)%**	**$ 395,555**	**$ 453,518**	**(12.8)%**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

NOI Detail

Three Months Ended December 31, 2024 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 126,454	$ 10,135	$ 14,031	$ 2,080	$ 152,700
Cash tenant recoveries	27,591	152	3,054	—	30,797
Straight-line rent	(863)	(222)	27	—	(1,058)
Amortization of above/below-market leases, net	1,018	—	8	—	1,026
Amortization of lease incentive costs	(630)	(9)	(1)	—	(640)
Total rental revenue	153,570	10,056	17,119	2,080	182,825
Service and other revenues	3,325	5,736	206	17,574	26,841
Total revenue	**156,895**	**15,792**	**17,325**	**19,654**	**209,666**
OPERATING EXPENSES					
Property operating expenses	67,734	11,422	9,212	24,762	113,130
Straight-line rent	371	—	(65)	1,801	2,107
Non-cash compensation expense	11	30	—	5	46
Amortization of above/below-market ground leases, net	639	—	(6)	10	643
Total operating expenses	**68,755**	**11,452**	**9,141**	**26,578**	**115,926**
CONSOLIDATED NOI[(1)]	**$ 88,140**	**$ 4,340**	**$ 8,184**	**$ (6,924)**	**$ 93,740**
Add: HPP's share of NOI from unconsolidated real estate entity[(2)]	—	—	1,843	—	1,843
Less: NOI attributable to non-controlling interests[(2)]	12,744	1,940	2	(299)	14,387
HPP's share of NOI	**$ 75,396**	**$ 2,400**	**$ 10,025**	**$ (6,625)**	**$ 81,196**
Reconciliation to Cash NOI					
Consolidated NOI	$ 88,140	$ 4,340	$ 8,184	$ (6,924)	$ 93,740
Straight-line rent, net	1,234	222	(92)	1,801	3,165
Non-cash compensation expense	11	30	—	5	46
Amortization of above/below-market leases, net	(1,018)	—	(8)	—	(1,026)
Amortization of lease incentive costs	630	9	1	—	640
Amortization of above/below-market ground leases, net	639	—	(6)	10	643
CONSOLIDATED CASH NOI	**$ 89,636**	**$ 4,601**	**$ 8,079**	**$ (5,108)**	**$ 97,208**
Add: HPP's share of cash NOI from unconsolidated real estate entity[(2)]	—	—	1,571	—	1,571
Less: Cash NOI attributable to non-controlling interests[(2)]	12,812	2,068	2	(296)	14,586
HPP's share of Cash NOI	**$ 76,824**	**$ 2,533**	**$ 9,648**	**$ (4,812)**	**$ 84,193**

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 30 for non-GAAP reconciliations.
(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

HUDSON PACIFIC PROPERTIES

Debt Summary & Debt Metrics

As of December 31, 2024 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Series B notes	$ 259,000	$ 259,000	4.69%	12/16/25
Series D notes	150,000	150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]	320,000	320,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
Series C notes	56,000	56,000	4.79%	12/16/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**2,435,000**	**2,435,000**		
SECURED DEBT				
Element LA	168,000	168,000	4.59%	11/6/25
1918 Eighth	314,300	172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio, net	1,069,767	530,767		
Sunset Glenoaks Studios[2]	99,600	49,800	SOFR + 3.10%	1/9/27
Hill7	101,000	55,550	3.38%	11/6/28
Total secured debt	**1,752,667**	**976,982**		
Total unsecured and secured debt	**$ 4,187,667**	**$ 3,411,982**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Bentall Centre[2]	450,551	90,110	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]	29,783	7,610	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 480,334**	**$ 97,720**		

DEBT METRICS

Total unsecured and secured debt	$ 4,187,667
Less: Consolidated cash and cash equivalents	(63,256)
Consolidated debt, net	$ 4,124,411
Less: Partners' share of consolidated unsecured and secured debt	(775,685)
Add: HPP's share of unconsolidated real estate entities' debt	97,720
Add: Partners' share of consolidated cash and cash equivalents	20,930
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents	(1,206)
HPP's share of debt, net	$ 3,466,170
HPP's share of debt, net/HPP's share of undepreciated book value[3]	**38.7 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3]	11.0x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]	**11.1x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options.

(2) As of December 31, 2024, we had undrawn capacity of $455.0 million on our unsecured revolving credit facility, $1.9 million on our Bentall Centre loan, $0.5 million on our Sunset Glenoaks Studios loan and $39.2 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) See pages 31-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,435,000 69.4% 4.6% 3.1 Secured 1,074,702 30.6 4.9 1.6 Total $3,509,702 100.0% 4.7% 2.6 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $3,132,292 89.3% 4.5% 2.7 Capped 49,800 1.4 7.6 2.0 Floating 327,610 9.3 6.1 2.0 Total $3,509,702 100.0% 4.7% 2.6 GAAP effective rate 4.9% Debt Maturity Schedule $259,000 $470,000 $456,000 $350,000 $500,000 $400,000 $— $340,865 $530,767 $139,910 $63,160 Secured Unsecured 2024 2025 2026 2027 2028 2029 2030 + 0 200,000 400,000 600,000 800,000 1,000,000 1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. (3) Subsequent to the quarter, we entered into a new cap effective January 9, 2025 with a maturity date of January 9, 2026. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $90,110 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio $180,000 2/9/24 8/9/26 4.13% SOFR Interest rate caps Sunset Glenoaks Studios(3) $50,300 8/15/22 1/9/25 4.50% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans(2) Total liabilities to total asset value(3) ≤ 65% 46.5% Unsecured indebtedness to unencumbered asset value(3) ≤ 65% 41.5% Adjusted EBITDA to fixed charges ≥ 1.4x 1.7x Secured indebtedness to total asset value ≤ 45% 20.1% Unencumbered NOI to unsecured interest expense ≥ 1.75x 2.2x Private Placement (Series B, C, and D Notes) Total liabilities to total asset value ≤ 60% 54.6% Unsecured indebtedness to unencumbered asset value(3) ≤ 65% 58.8% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 23.6% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.2x Unsecured registered senior notes Debt to total assets ≤ 60% 45.0% Total unencumbered assets to unsecured debt ≥ 150% 255.0% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.7x Secured debt to total assets ≤ 45% 19.4% (1) Covenants and actual performance reflect terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of December 31, 2024, at which time the operating partnership was in compliance. (2) The first quarter 2025 unsecured revolving credit facility amendment lowered the minimum required ratio of adjusted EBITDA to fixed charges from 1.5x to 1.4x and of unencumbered NOI to unsecured interest expense from 2.0x to 1.75x beginning in the fourth quarter 2024. The amendment also favorably adjusted certain definitions and covenant calculations for the purpose of determining total asset value and unencumbered asset value assets. (3) Based on the provisions of the prior fourth quarter 2023 amendment to the unsecured revolving credit facility, the total leverage and unsecured leverage thresholds were extended from 60% to 65% through December 31, 2024 (or until such time as private placement covenant calculations are amended to reflect the most recent credit facility covenant amendments, if sooner).

HUDSON PACIFIC PROPERTIES

Existing Portfolio Summary

	Three Months Ended				
	12/31/24	9/30/24	6/30/24	3/31/24	12/31/23
Number of office properties owned	45	46	46	46	46
In-service office square feet	13,550,348	13,684,033	13,858,966	13,852,533	13,853,005
In-service office % leased	78.9 %	80.0 %	80.0 %	80.5 %	81.9 %
In-service office % occupied	78.3 %	79.1 %	78.7 %	79.0 %	80.8 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet[(1)]	1,452,168	1,452,168	1,232,462	1,231,278	1,231,278
In-service studio % leased	73.8 %	73.8 %	76.1 %	76.9 %	80.4 %


YTD HPP's Share NOI %
Office vs. Studio(2)
100.0%
Office
Studio


YTD HPP's Share NOI %
by Region
3.0%
16.9%
40.1%
17.0%
23.0%
Silicon Valley
Seattle
Vancouver
San Francisco
Los Angeles


HPP's Share ABR %
by Industry(3)
17.9%
5.8%
6.9%
7.6%
8.6%
36.5%
16.7%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services


HPP's Share Tech ABR % by Public/
Private Tenants & Age(4)
8.5%
13.5%
78.0%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 66,953,699	$ 34,146,387	$ 69.22
West Los Angeles	2	783,795	94.2	94.5	41,303,953	41,303,953	55.97
Downtown Los Angeles	1	131,701	100.0	100.0	6,359,052	6,359,052	48.28
Subtotal	**8**	**1,882,690**	**97.6**	**97.7**	**114,616,704**	**81,809,392**	**62.40**
San Francisco Bay Area, California							
North San Jose	5	2,654,091	57.7	59.2	71,841,497	71,841,497	46.94
San Francisco	7	2,427,313	75.1	75.1	117,622,122	106,929,879	64.54
Palo Alto	5	904,705	88.3	88.3	67,948,744	67,948,744	85.10
Redwood Shores	4	949,827	72.7	73.2	46,598,217	46,598,217	67.52
Foster City	1	724,381	86.5	87.9	38,606,059	38,606,059	61.64
Santa Clara	1	284,903	70.8	73.1	10,085,953	10,085,953	50.03
Subtotal	**23**	**7,945,220**	**71.4**	**72.2**	**352,702,592**	**342,010,349**	**62.21**
Seattle, Washington							
Denny Triangle	4	1,339,621	89.1	89.2	51,326,995	32,478,919	42.99
Pioneer Square	5	845,658	64.6	64.6	22,247,538	22,247,538	40.70
Subtotal	**9**	**2,185,279**	**79.6**	**79.7**	**73,574,533**	**54,726,457**	**42.27**
Vancouver, British Columbia							
Downtown Vancouver	1	1,537,159	88.6	89.5	39,517,317	7,903,463	29.02
Subtotal	**1**	**1,537,159**	**88.6**	**89.5**	**39,517,317**	**7,903,463**	**29.02**
TOTAL IN-SERVICE	**41**	**13,550,348** (1)	**78.3 %**	**78.9 %**	**$ 580,411,146**	**$ 486,449,661**	**$ 54.71**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 235,323 square feet taken off-line for change of use and/or significant capital repositioning and held for sale Foothill Research Center in Palo Alto and Maxwell in Downtown Los Angeles.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	499,758	90.8	91.4
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
San Francisco Bay Area, California				
Concourse	North San Jose	941,616	64.9	68.4
Gateway	North San Jose	609,554	67.1	68.4
Metro Plaza	North San Jose	468,599	57.5	57.5
Skyport Plaza	North San Jose	418,465	6.1	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,038,134	60.4	60.4
Rincon Center	San Francisco	531,721	97.8	97.8
Ferry Building	San Francisco	266,402	98.3	98.9
901 Market	San Francisco	204,381	54.6	54.6
875 Howard	San Francisco	191,201	100.0	100.0
625 Second	San Francisco	138,354	38.7	38.7
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	318,166	95.7	95.7
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	181,965	58.2	58.2
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	96,062	82.7	82.7
Towers at Shore Center	Redwood Shores	334,695	82.5	82.5
Shorebreeze	Redwood Shores	230,931	75.5	75.5
555 Twin Dolphin	Redwood Shores	201,129	65.2	67.8
333 Twin Dolphin	Redwood Shores	183,072	59.3	59.3
Metro Center	Foster City	724,381	86.5	87.9
Techmart	Santa Clara	284,903	70.8	73.1
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	99.4	99.4
Hill7	Denny Triangle	285,310	99.6	100.0
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,451	25.9	25.9
505 First	Pioneer Square	291,286	23.0	23.0
83 King	Pioneer Square	186,366	73.3	73.3
450 Alaskan	Pioneer Square	171,594	100.0	100.0
411 First	Pioneer Square	164,799	95.3	95.3
95 Jackson	Pioneer Square	31,613	45.8	45.8
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,537,159	88.6	89.5
TOTAL IN-SERVICE OFFICE		**13,550,348**	**78.3 %**	**78.9 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

HUDSON PACIFIC PROPERTIES

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share: Annualized Base Rent	HPP's Share: % of Annualized Base Rent
1	Google, Inc.	4	2025-2029	640,726	(1)	$ 53,520,411	10.6%
2	Netflix, Inc.	3	2031	722,305	(2)	26,275,874	5.2
3	Amazon	2	2030-2031	850,964	(3)	24,114,735	4.8
4	Riot Games, Inc.	1	2030	284,037		19,520,478	3.9
5	Uber Technologies, Inc.	1	2025	325,445		19,169,077	3.8
6	Salesforce.com	1	2025-2028	265,394	(4)	15,339,075	3.0
7	Nutanix, Inc.	1	2030	215,857		11,680,792	2.3
8	City and County of San Francisco	2	2024-2067	226,007	(5)	9,198,343	1.8
9	Dell EMC Corporation	2	2026-2027	130,021	(6)	9,033,014	1.8
10	Coupa Software, Inc.	1	2033	100,654		7,841,953	1.6
11	GitHub, Inc.	2	2024-2030	92,450	(7)	7,298,651	1.4
12	PayPal, Inc.	1	2030	131,701	(8)	6,359,052	1.3
13	Weil, Gotshal & Manges LLP	1	2026	76,278		6,280,735	1.2
14	Bank of America	4	2024-2027	80,899	(9)	5,542,865	1.1
15	Glu Mobile, Inc.	1	2027	61,381		5,473,367	1.1
	TOTAL			**4,204,119**		**$226,648,422**	**44.9%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 182,672 square feet in February 2025 at Foothill Research Center (held-for-sale), (ii) 208,843 square feet at Rincon Center in February 2028, (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between March 2026-February 2027) and (iv) 41,354 square feet at Ferry Building in October 2029.

(2) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(3) Amazon expirations: (i) 659,150 square feet at 1918 Eighth in September 2030 and (ii) 191,814 square feet at 5th & Bell in May 2031.

(4) Salesforce.com expirations: (i) 83,016 square feet in March 2025 (backfilled by Twilio effective April 2025), (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(5) City and County of San Francisco expirations: (i) 4,100 square feet at 1455 Market in December 2024, (ii) 24,474 square feet at 1455 Market in June 2025, (iii) 39,573 square feet at 1455 Market in September 2033, (iv) 157,154 square feet at 1455 Market in April 2045 and (v) 706 square feet at Ferry Building in April 2067.

(6) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard in June 2026 and (ii) 46,472 square feet at 505 First in January 2027.

(7) GitHub Inc. expirations: (i) 35,330 square feet at 625 Second in December 2024 and (ii) 57,120 square feet at 275 Brannan in June 2030.

(8) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(9) Bank of America expirations: (i) 68,991 square feet at 1455 Market in December 2024, (ii) 5,598 square feet at Palo Alto Square in March 2026, (iii) 122 square feet at Ferry Building in September 2026 and (iv) 6,188 square feet at Bentall Centre in January 2027.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES									
	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,141	100.0 %	82.1 %	$23,466,080	$ 11,967,701	$ 51.17
Sunset Bronson Studios	Owned	Hollywood	9	310,563	100.0	94.8	13,112,553	6,687,402	44.58
Sunset Las Palmas Studios	Owned	Hollywood	11	341,464	31.3	42.2	6,160,055	3,141,628	41.43
Sunset Glenoaks Studios(1)	Owned	Sun Valley	7	241,000	N/A	N/A	N/A	N/A	N/A
TOTAL IN-SERVICE STUDIO			**39**	**1,452,168** (2)	**76.8 %**	**73.8 %**	**$42,738,688**	**$ 21,796,731**	**$ 47.41**
Quixote Studios(3)	Various	Various	24	606,234	33.0%	27.8%	$11,035,819	$11,035,819	$ 64.68

STUDIO NOI DETAIL ($ in thousands)

	Revenue Categories							
Quarter to Date	Rental	Studio Ancillary	Pro Supplies	Transportation	Location	Total Studio Revenues	Total Studio Expenses	Total Studio NOI
In-Service Studio	$10,102	$5,781	N/A	N/A	N/A	$15,883	$12,145	$3,738
Quixote Studios & Services	2,034	6,260	2,023	8,033	1,213	19,563	25,885	(6,322)
TOTAL	**$12,136**	**$12,041**	**$2,023**	**$8,033**	**$1,213**	**$35,446**	**$38,030**	**$(2,584)**

Note: Definitions for commonly used terms on pages 27-29.

(1) Trailing 12-month annualized base rent and occupancy will be available one year following construction completion in second quarter 2025.

(2) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

(3) Change in stage count and square footage primarily reflect closure of New Orleans operations consisting of 3 stages and approximately 63,000 square feet.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 12/31/24 Year Ended 12/31/24 Gross Leasing Activity New cash rate $48.08 $45.95 Renewal cash rate $49.40 $53.35 New square feet leased 261,141 1,212,377 Renewal square feet leased 180,783 816,965 Total square feet leased 441,924 2,029,342 Leases expired and terminated Contractual expiration square feet 176,132 1,115,478 Early termination square feet 171,596 488,882 Total square feet expired/terminated 347,728 1,604,360 GAAP rent expiring rate $48.57 $49.49 GAAP rent new/renewal rate $45.68 $48.47 % change in GAAP rent (6.0) % (2.1) % Cash rent expiring rate $53.54 $55.39 Cash rent new/renewal rate $48.23 $49.38 % change in cash rent (9.9) % (10.9) % Tenant improvements & leasing commissions (total / annual) New leases $38.56 / $8.40 $63.52 / $8.34 Renewal leases $14.73 / $4.99 $27.62 / $6.58 Blended $28.43 / $7.30 $49.12 / $7.86 Net effective rent New leases $44.27 $44.93 Renewal leases $47.75 $53.09 Blended $45.75 $48.21 Weighted average lease term (in months) New leases 55.1 91.4 Renewal leases 35.4 50.4 Blended 46.7 75.0 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring[1]	HPP's Share Square Feet Expiring[1]	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,680,019	3,548,244					
Q4-2024	27	397,468	343,642	14,482,100	2.9	42.14	14,482,097	42.14
2024	27	397,468	343,642	14,482,100	2.9	42.14	14,482,097	42.14
2025[2]	169	1,759,377	1,516,950	89,366,696	17.5	58.91	89,721,921	59.15
2026	134	808,117	751,826	46,531,275	9.2	61.89	48,067,093	63.93
2027	144	1,215,055	1,058,593	65,010,492	12.8	61.41	69,384,772	65.54
2028	89	1,284,325	1,094,915	77,429,902	15.2	70.72	84,328,100	77.02
2029	76	689,863	543,344	35,354,571	7.0	65.07	39,692,288	73.05
2030	47	1,771,251	1,413,108	79,227,916	15.6	56.07	88,813,407	62.85
2031	27	1,150,121	714,662	44,447,635	8.8	62.19	54,512,519	76.28
2032	12	255,910	153,974	9,157,909	1.8	59.48	11,247,083	73.05
2033	18	558,618	450,353	24,086,655	4.7	53.48	30,014,450	66.65
Thereafter	37	665,683	444,872	19,609,461	3.9	44.08	28,315,644	63.65
Building management use	59	290,214	262,230	—	—	—	—	—
Signed leases not commenced	21	84,153	71,349	3,126,853	0.6	43.82	3,663,336	51.34
TOTAL/ WEIGHTED AVERAGE	**860**	**14,610,174**	**12,368,062**	**$507,831,465**	**100.0 %**	**$ 57.58**	**$562,242,710**	**$ 63.75**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

(2) Includes 182,672 square feet related to the Google, Inc. lease at Foothill Research Center (held-for-sale).

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q1 2025		Q2 2025		Q3 2025		Q4 2025	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	2,819	$ 66.00	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	27,433	45.21	31,555	35.93	6,291	75.00	—	—
Seattle, Washington	1,218	20.00	758	17.00	—	—	—	—
Vancouver, British Columbia	8,696	26.74	5,383	26.01	—	—	—	—
TOTAL	**40,166**	**$ 41.91**	**37,696**	**$ 34.13**	**6,291**	**$ 75.00**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	15,863	53.19	85,895	40.02	4,179	75.00	—	—
Seattle, Washington	43,755	28.78	14,942	31.47	—	—	—	—
Vancouver, British Columbia	3,524	32.38	—	—	—	—	4,921	42.40
TOTAL	**63,142**	**$ 35.12**	**100,837**	**$ 38.76**	**4,179**	**$ 75.00**	**4,921**	**$ 42.40**
Expiring Office Leases(1)								
Los Angeles, California	4,898	$ —	9,288	$ 61.73	10,163	$ 72.85	29,747	$ 59.45
San Francisco Bay Area, California	691,113	64.82 (2)	202,251	48.58 (3)	181,059	68.55	184,182	59.05
Seattle, Washington	62,826	49.57 (4)	172,444	46.45 (5)	3,320	—	5,495	29.57
Vancouver, British Columbia	48,526	6.61	61,741	27.82	44,644	31.67	47,680	34.42
TOTAL	**807,363**	**$ 59.74**	**445,724**	**$ 45.15**	**239,186**	**$ 60.90**	**267,104**	**$ 54.09**

	Q1 2026		Q2 2026		Q3 2026		Q4 2026	
	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot	Square Feet	Rent Per Square Foot
Uncommenced Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Backfilled Office Leases								
Los Angeles, California	—	$ —	—	$ —	—	$ —	—	$ —
San Francisco Bay Area, California	—	—	—	—	—	—	—	—
Seattle, Washington	—	—	—	—	—	—	—	—
Vancouver, British Columbia	—	—	—	—	—	—	—	—
TOTAL	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**	**—**	**$ —**
Expiring Office Leases(1)								
Los Angeles, California	57,560	$ 63.64	5,197	$ 71.18	9,807	$ 64.56	26,211	$ 73.98
San Francisco Bay Area, California	141,339	63.68	175,686	71.96 (6)	188,209	67.51 (7)	77,892	66.48
Seattle, Washington	51,036	26.55	—	—	5,121	39.38	1,612	40.17
Vancouver, British Columbia	28,178	29.80	12,808	25.82	15,816	32.15	11,645	26.28
TOTAL	**278,113**	**$ 53.43**	**193,691**	**$ 68.89**	**218,953**	**$ 64.16**	**117,360**	**$ 63.81**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes Uber Technologies, Inc. for 325,445 square feet at 1455 Market and Google, Inc. for 182,672 square feet at Foothill Research Center (held-for-sale) both in February 2025 and Salesforce.com at Rincon Center for 83,016 square feet in March 2025 (backfilled by Twilio effective April 2025). (3) Includes TDK Corporation of America/Invensense at Concourse for 86,534 square feet in April 2025. (4) Includes WeWork Companies Inc. at Hill7 for 54,336 square feet in February 2025. (5) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025. (6) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet in June 2026. (7) Includes Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet in August 2026.

Under Construction & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

IN PROCESS DEVELOPMENT

Under Construction	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 12/31/24[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
New York, New York									
Sunset Pier 94 Studios[5]	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 194,578	$305,000 - $325,000	7.7% - 8.2%
TOTAL					**232,000**		**$ 194,578**		

Recently Completed	Submarket	Completion Date	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q4-2024	Q3-2026	546,000	0.5%	0.6%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet	Project Costs as of 12/31/24[6]
Los Angeles, California				
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$ 29,149
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$ 7,891
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$ —
Element LA—Development	Office	West Los Angeles	500,000	$ —
10900-10950 Washington[7]	Residential	West Los Angeles	N/A	$ 1,085
Vancouver, British Columbia				
Burrard Exchange	Office	Downtown Vancouver	450,000	$ 6,986
Greater London, United Kingdom				
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$ 297,319
TOTAL			**3,233,589**	**$ 342,430**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) Trailing 12-month leased percentage for Sunset Pier 94 Studios will be disclosed one year following completion.
(6) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $162.5 million.
(7) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,636	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	977,639	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
Sunset Glenoaks Studios	Blackstone	Sun Valley	241,000	50.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,987,159	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) With the exception of Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of December 31, 2024.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of December 31, 2024 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of December 31, 2024. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of December 31, 2024. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of December 31, 2024. For studio properties, ABR reflects actual base rent for the 12 months ended December 31, 2024, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of December 31, 2024. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended December 31, 2024. For same-store studio properties, represents the average percent leased for the 12 months ended December 31, 2024. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to December 31, 2024, but with commencement dates after December 31, 2024, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio, 1918 Eighth and Sunset Glenoaks Studios joint ventures. Dilutive Shares: Represents an estimate of the total shares and units issuable under our 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of December 31, 2024, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of December 31, 2024, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of December 31, 2024, the Company owned 95.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of December 31, 2024, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent occupied reflects the average percent occupied for the 12 months ended December 31, 2024. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended December 31, 2024 defined as all properties owned and included in our stabilized office portfolio as of October 1, 2023 and still owned and included in the stabilized office portfolio as of December 31, 2024. Same- store office for the year ended December 31, 2024 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2023 and still owned and included in the stabilized office portfolio as of December 31, 2024. Same-Store Studio: Same-store studio for the three months ended December 31, 2024 defined as all properties owned and included in our stabilized studio portfolio as of October 1, 2023 and still owned and included in the stabilized studio portfolio as of December 31, 2024. Same-store studio for the year months ended December 31, 2024 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2023 and still owned and included in the stabilized studio portfolio as of December 31, 2024. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to December 31, 2024, but with commencement dates after December 31, 2024 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Year Ended	
	12/31/24	12/31/23	12/31/24	12/31/23
Net loss	$ (173,481)	$ (88,654)	$ (381,406)	$ (170,700)
Adjustments:				
Loss from unconsolidated real estate entities	865	1,683	7,308	3,902
Fee income	(1,336)	(1,155)	(5,269)	(6,181)
Interest expense	44,140	52,379	177,393	214,415
Interest income	(492)	(775)	(2,467)	(2,182)
Management services reimbursement income—unconsolidated real estate entities	(932)	(987)	(4,119)	(4,125)
Management services expense—unconsolidated real estate entities	932	987	4,119	4,125
Transaction-related expenses	193	194	2,499	(1,150)
Unrealized loss on non-real estate investments	934	851	3,958	3,120
Gain on extinguishment of debt	—	—	—	(10,000)
Loss on sale of bonds	—	34,046	—	34,046
Loss (gain) on sale of real estate	2,453	(80,048)	2,453	(103,202)
Impairment loss	113,121	60,158	149,664	60,158
Other (income) expense	(198)	145	(1,647)	6
Income tax (benefit) provision	(1,052)	6,081	1,641	6,796
General and administrative	19,492	19,781	79,451	74,958
Depreciation and amortization	89,101	103,192	354,425	397,846
NOI	**$ 93,740**	**$ 107,878**	**$ 388,003**	**$ 501,832**
Add: HPP's share of NOI from unconsolidated real estate entities	1,843	1,760	10,111	10,066
Less: NOI attributable to non-controlling interests	14,387	18,695	60,404	94,080
HPP's share of NOI	**$ 81,196**	**$ 90,943**	**$ 337,710**	**$ 417,818**
NOI Detail				
Same-store office cash revenues	$ 157,370	$ 168,873	$ 635,775	$ 686,529
Straight-line rent	(863)	(11,098)	(16,575)	(16,469)
Amortization of above/below-market leases, net	1,018	1,307	4,455	5,573
Amortization of lease incentive costs	(630)	(38)	(1,343)	(323)
Same-store office revenues	156,895	159,044	622,312	675,310
Same-store studios cash revenues	16,023	15,932	70,314	69,042
Straight-line rent	(222)	171	(104)	1,398
Amortization of lease incentive costs	(9)	(9)	(37)	(37)
Same-store studio revenues	15,792	16,094	70,173	70,403
Same-store revenues	**172,687**	**175,138**	**692,485**	**745,713**
Same-store office cash expenses	67,734	67,983	265,260	261,345
Straight-line rent	371	376	1,490	1,566
Non-cash compensation expense	11	35	61	140
Amortization of above/below-market ground leases, net	639	639	2,555	2,555
Same-store office expenses	68,755	69,033	269,366	265,606
Same-store studio cash expenses	11,422	10,514	45,274	40,708
Non-cash compensation expense	30	113	163	452
Same-store studio expenses	11,452	10,627	45,437	41,160
Same-store expenses	**80,207**	**79,660**	**314,803**	**306,766**
Same-store NOI	**92,480**	**95,478**	**377,682**	**438,947**
Non-same-store NOI	**1,260**	**12,400**	**10,321**	**62,885**
NOI	**$ 93,740**	**$ 107,878**	**$ 388,003**	**$ 501,832**

Page 30 of 32

Non-GAAP Reconciliations (continued)
Unaudited, in thousands

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	12/31/24	12/31/23
Net loss	$ (173,481)	$ (88,654)
Interest income—consolidated	(492)	(775)
Interest expense—consolidated	44,140	52,379
Depreciation and amortization—consolidated	89,101	103,192
EBITDA	(40,732)	66,142
Unconsolidated real estate entities depreciation and amortization	1,242	1,156
Unconsolidated real estate entities interest expense	1,315	1,746
EBITDAre	(38,175)	69,044
Impairment loss	113,121	60,158
Unrealized loss on non-real estate investments	934	851
Loss (gain) on sale of real estate	2,453	(80,048)
Other (income) expense	(198)	145
Transaction-related expenses	193	194
Non-cash compensation expense	6,563	6,829
Straight-line rent receivables, net	3,105	11,819
Non-cash amortization of above/below-market leases, net	(1,026)	(1,471)
Non-cash amortization of above/below-market ground leases, net	640	688
Amortization of lease incentive costs	641	223
Loss on sale of bonds	—	34,046
Income tax (benefit) provision	(1,052)	6,081
Adjusted EBITDAre	87,199	108,559
Studio cash NOI	507	5,445
Office adjusted EBITDAre	87,706	114,004
x Annualization factor	4	4
Annualized office adjusted EBITDAre	350,824	456,016
Trailing 12-month studio cash NOI[(1)]	24,328	3,654
Cash adjusted EBTIDAre for selected ratios	**375,152**	**459,670**
Less: Partners' share of cash adjusted EBITDAre	(62,433)	(90,038)
HPP's share of cash adjusted EBITDAre	**$ 312,719**	**$ 369,632**
Total Consolidated unsecured and secured debt	4,187,667	3,960,067
Less: Consolidated cash and cash equivalents	(63,256)	(100,391)
Consolidated debt, net	**$ 4,124,411**	**$ 3,859,676**
Less: Partners' share of debt, net	(658,242)	(564,616)
HPP's share of debt, net	**$ 3,466,169**	**$ 3,295,060**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**11.0x**	**8.4x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**11.1x**	**8.9x**

(1) Trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended December 31, 2024 includes the studio cash NOI contribution from in-service studio properties but excludes Quixote studios and services.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 12/31/24 12/31/23 Total assets $ 8,132,239 $ 8,282,050 Add: Accumulated depreciation 1,929,290 1,766,220 Add: Accumulated amortization 199,955 201,207 Less: Partners’ share of consolidated undepreciated book value (1,402,911) (1,379,305) Less: Investment in unconsolidated real estate entities (221,468) (252,711) Add: HPP’s share of unconsolidated undepreciated book value 327,034 404,442 HPP’s share of undepreciated book value $ 8,964,139 $ 9,021,903 Total consolidated unsecured and secured debt $ 4,187,667 $ 3,960,067 Less: Consolidated cash and cash equivalents (63,256) (100,391) Consolidated debt, net $ 4,124,411 $ 3,859,676 Less: Partners’ share of debt, net (658,242) (564,616) HPP’s share of debt, net $ 3,466,169 $ 3,295,060 HPP’s share of debt, net/HPP’s share of undepreciated book value 38.7% 36.5%